EXHIBIT 10(g)
                                                                  -------------

                               TEXAS INSTRUMENTS
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           As Adopted April 16, 1998

The purpose of the Texas Instruments Stock Option Plan for Non-Employee Directors (the "Plan") is to increase the proprietary and vested interest of the non-employee directors of Texas Instruments Incorporated (the "Company") in the growth and performance of the Company by granting such directors options to purchase shares of the common stock of the Company, $1.00 par value ("Shares").

Section 1.  Administration.

      The Plan shall be administered by the Secretary of the Company (the "Secretary"). Subject to the provisions of the Plan, the Secretary shall have full power and authority to construe, interpret and administer the Plan. The Secretary may issue rules and regulations for administration of the Plan. All decisions of the Secretary shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the directors. In the event of the absence or inability of the Secretary, any Assistant Secretary shall have the authority to act in his place.

      Subject to the terms of the Plan and applicable law, the Secretary shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement relating to, or options to purchase common stock of the Company granted under, the Plan; (ii) establish amend, suspend or waive such rules and regulations and appoint such agents as the Secretary shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Secretary deems necessary or desirable for the administration of the Plan.

Section 2.  Eligibility.

      A member of the Board of Directors of the Company (the "Board") who is not an employee of the Company or its subsidiaries shall be eligible for grant of options under the Plan ("Eligible Director"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

Section 3.  Shares Subject to the Plan.

      The Shares deliverable upon the exercise of options will be made available from treasury Shares.

Section 4.  Option Grants.

      Each individual who is an Eligible Director will be granted an option to purchase 5,000 Shares as of the date of each regular January meeting of the Compensation Committee of the Board or any successor committee (the "Compensation Committee") following the effective date of the Plan or, if no such January meeting is held, as of the date of the first meeting of the Compensation Committee during a calendar year. The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

            (a) Price. The Purchase price per share of Shares deliverable upon the exercise of each option shall be 100% of the Fair Market Value per share of the Shares on the date the option is granted. For purposes of this Plan, Fair Market Value shall be determined to be equal to the simple average of the high and low prices of the Shares on the date of grant (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous date on which there is such trading) as reported in "New York Stock Exchange Composite Transactions" in "The Wall Street Journal," rounded upward to the next whole cent if such Fair Market Value should include a fraction of a cent.


            (b) Payment. The Secretary shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an option may be made or deemed to have been made.

            (c) Exercisability and Term of Options. Subject to Section 4(d), options shall become exercisable in four equal annual installments commencing on the first anniversary date of the grant, provided the holder of such option remains an Eligible Director until such anniversary date, and shall be exercisable through the tenth anniversary date of the grant.

            (d) Termination of Service as Eligible Director. The effect of a Participant's termination of service as a director of the Company shall be as follows:

                        (i) Termination for cause: All outstanding options held by the Participant shall be canceled immediately upon termination.

                        (ii) Death: All outstanding options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 4(c), and shall be exercisable by such Participant's heirs.

                        (iii) Permanent disability:  All outstanding options
                              held by the Participant shall continue to full term, becoming exercisable in accordance with
                              Section 4(c).

                        (iv) Termination after 8 years of service: All outstanding options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 4(c), except that any option granted within less than six months prior to termination shall be cancelled immediately upon termination.

                        (v) Termination by reason of ineligibility to stand for reelection under the Company's by-laws: All outstanding options held by the Participant shall continue to full term, becoming exercisable in accordance with Section 4(c), except that any option granted within less than six months prior to termination shall be cancelled immediately upon termination.

                        (vi) Other: For any termination other than those specified above, all outstanding options held by the Participant shall be exercisable for 30 days after the date of termination, only to the extent that such options were exercisable on the date of termination, except as follows:

                                   (A)  If the Participant dies within 30 days
                                        after his or her termination, then such
                                        Participant's heirs may exercise the
                                        options for a period of up to one year
                                        after the Participant's death, but only
                                        to the extent any unexercised portion
                                        was exercisable on the date of
                                        termination.

                                   (B)  If the Participant's termination occurs
                                        within 30 days before the effective
                                        date of a Change in Control (as defined
                                        in Section 6), then the Change in
                                        Control will be deemed to have occurred
                                        first and the options shall be
                                        exercisable in accordance with Section
                                        4(c).


             (e) Non-transferability of Options. No option shall be transferable by a Participant except by will or by the laws of descent and distribution, and during the Participant's lifetime may be exercised only by Participant or, if permissible under applicable law, by the Participant's legal guardian or representative.


             (f) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

Section 5.  Adjustment of and Changes in Shares.

      In the event that the Secretary shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Secretary to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Secretary shall, in such manner as he or she may deem equitable, adjust any or all of (a) the number and type of Shares subject to outstanding options, and (b) the exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that no fractional Shares shall be issued or outstanding hereunder. Notwithstanding any such corporate transaction or event, no adjustment shall be made in the number of Shares subject to options to be granted after the occurrence of any such corporate transaction or event.

Section 6.  Change of Control.

      The provisions of Section 4(c) shall not apply and options outstanding under the Plan shall be exercisable in full if a Change in Control occurs. Change in Control means an event when (a) any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person otherwise than pursuant to a transaction or agreement approved by the Board of Directors of the Company prior to the time the Acquiring Person became such, or
(b) a majority of the Board of Directors of the Company shall change within any 24-month period unless the election or the nomination for election by the Company's stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. For the purposes hereof, the terms Person, Affiliates, Associates and Acquiring Person shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1988 between the Company and Harris Trust and Savings Bank, successor in interest to First Chicago Trust Company of New York, (formerly Morgan Shareholder Services Trust Company), as in effect on the date hereof; provided, however, that if the percentage employed in the definition of Acquiring Person is reduced hereafter from 20% in such Rights Agreement, then such reduction shall also be applicable for the purposes hereof.

Section 7.  No Rights of Stockholders.

      Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares shall have been issued.

Section 8.  Plan Amendments.

      The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of any stockholder or Participant or other person: provided, however, that no such action shall impair the rights under any option theretofore granted under the Plan and that, notwithstanding any other provision of the Plan or any option agreement, no such amendment, alteration, suspension, discontinuation or termination shall be made that would permit options to be granted with a per Share exercise price of less than the Fair Market Value of a Share on the date of grant thereof.

Section 9.  Effective Date.

      The Plan shall become effective on April 16, 1998. The Plan shall terminate April 16, 2003 unless the Plan is extended or terminated at an earlier date.

Section 10.  No Limit on Other Compensation Arrangements.

      Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 11.  Governing Law.

      The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

Section 12.  Severability.

      If any provision of the Plan or any option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or option, or would disqualify the Plan or any option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such option shall remain in full force and effect.

Section 13.  No Right to Continued Board Membership.

      The grant of options shall not be construed as giving a participant the right to be retained as a director of the Company. The Board may at any time fail or refuse to nominate a participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any participant to the Board free from any liability or claim under this Plan or any options.

Section 14.  No Trust or Fund Created.

      Neither the Plan nor any options shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive options, or Shares pursuant to options, from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.